                                                                   Exhibit 9a(6)

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE DEPOSITARY--Social security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the Depositary.

-----------------------------------         -----------------------------------


                            GIVE THE
                            SOCIAL SECURITY
FOR THIS TYPE OF ACCOUNT:   NUMBER OF--
--------------------------------------------
1. An individual's account  The individual
2. Two or more individuals  The actual owner
   (joint account)          of the account
                            or, if combined
                            funds, any one
                            of the
                            individuals(1)
3. Husband and wife (joint  The actual
   account)                 owners of the
                            account or, if
                            joint funds,
                            either person(1)
4. Custodian account of a   The minor(2)
   minor (Uniform Gift to
   Minors Act)
5. Adult and minor (joint   The adult or, if
   account)                 the minor is the
                            only
                            contributor, the
                            minor(1)
6. Account in the name of   The ward, minor,
   guardian or committee    or incompetent
   for a designated ward,   person(3)
   minor, or incompetent
   person
7.(a)The usual revocable    The grantor-
    savings trust account   trustee(1)
    (grantor is also
    trustee);
(b)So-called trust account  The actual
    that is not a legal or  owner(1)
    valid trust under
    State law
8. Sole proprietorship      The owner(4)
   account
--------------------------------------------

                             GIVE THE EMPLOYER
                             IDENTIFICATION
FOR THIS TYPE OF ACCOUNT:    NUMBER OF--
                                            --
 9. A valid trust, estate,   The legal entity
    or pension trust         (Do not furnish
                             the identifying
                             number of the
                             personal
                             representative
                             or trustee
                             unless the legal
                             entity itself is
                             not designated
                             in the account
                             title.)(5)
10. Corporate account        The corporation
11. Religious, charitable    The organization
    or educational
    organization account
12. Partnership account      The partnership
    held in the name of the
    business
13. Association, club, or    The organization
    other tax-exempt
    organization
14. A broker or registered   The broker or
    nominee                  nominee
15. Account with the         The public
    Department of            entity
    Agriculture in the name
    of a public entity
    (such as a State or
    local government,
    school district, or
    prison) that receives
    agricultural program
    payments
                                            --

(1) List first and circle the name of the person whose number you furnish.
(2) Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4) You must show your individual name, but you may also enter business or "doing business as" name. You may use either your SSN or EIN (if you have one).
(5) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.
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            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                    PAGE 2
OBTAINING A NUMBER
If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service (the "IRS") and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING
For purposes of the Offer, payees exempted from backup withholding include the following:
 . A corporation.
 . A financial institution.
 . An organization exempt from tax under section 501(a), or an individual retirement plan.
 . The United States or any agency or instrumentality thereof.
 . A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
 . A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
 . An international organization or any agency, or instrumentality thereof.
 . A dealer in securities or commodities required to register in the United
   States, the District of Columbia or a possession of the United States.
 . A real estate investment trust.
 . A common trust fund operated by a bank under section 584(a).
 . An entity registered at all times under the Investment Company Act of
   1940.
 . A foreign central bank of issue.
Payments of dividends not generally subject to withholding include the following:
 . Payments to nonresident aliens subject to withholding under section 1441.
 . Payments to partnerships not engaged in a trade or business in the United
   States and that have at least one nonresident alien partner payments made to a nominee.
Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE DEPOSITARY, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE DEPOSITARY. IF THE PAYMENTS ARE DIVIDENDS, ALSO SIGN AND DATE THE FORM.
 Certain payments that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050A.
PRIVACY ACT NOTICE--Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Depositaries must be given the numbers whether or not recipients are required to file tax returns. Depositaries must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a Depositary. Certain penalties may also apply.

PENALTIES
(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER--If you fail to furnish your taxpayer identification number to a Depositary you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.
(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION--Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.
FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.